                                                                   EXHIBIT 8.2

                     [WALLER LANSDEN DORTCH & DAVIS, LLP]

                                 May 8, 2006

Caterpillar Financial Funding Corporation
4040 South Eastern Avenue, Suite 344
Las Vegas, Nevada 89119

Ladies and Gentlemen:

      We have acted as special Tennessee tax counsel to Caterpillar  Financial
Funding Corporation,  a Nevada corporation (the "Registrant" or "CFFC"),  with respect to certain  Tennessee  state tax aspects of the  proposed  issuance of
Asset Backed  Notes (the  "Securities")  by the  Caterpillar  Financial  Asset
Trusts,  Delaware  statutory trusts  (singularly,  a "Trust" and collectively,
"Trusts").  In connection  with the public  offering of the  Securities,  CFFC requested our opinion as to certain Tennessee tax matters.

            Our  advice  to the  Registrant  conforms  to the  description  of certain state tax  consequences  that appear under the heading  "Certain State
Tax  Considerations" in the preliminary base prospectus filed May 8, 2006 (the
"Prospectus"),   which  with  the  preliminary   prospectus   supplement  (the
"Prospectus  Supplement")  forms a part of the Registration  Statement on Form
S-3 (SEC Registration  Number  333-132309) (the  "Registration  Statement") as
filed by the  Registrant  with the  Securities  and Exchange  Commission  (the
"Commission")  under the Securities  Act of 1933, as amended (the "Act"),  for registration  of the  Securities  under the Act, as such filing was amended on
May 8, 2006. Such  description  does not purport to discuss all possible state tax ramifications of the proposed issuance.

            In  accordance  with the  assumptions  and  limitations  contained herein,  (i) we  hereby  confirm  and adopt our  opinions  under the  headings
"Certain  State  Tax   Considerations"  and  "Summary -  Tax  Status"  in  the
Prospectus  and  under  the  heading  "Summary  of Terms of the  Notes and the
Transaction Structure - Tax Status" in the Prospectus Supplement;  and (ii) we
are also of the opinion that the description  under the heading "Certain State
Tax Considerations" in the Prospectus is accurate in all material respects.

May 8, 2006

            In connection with the opinions  expressed in this letter, we have assumed,  with  your  permission,  that each  Trust  will be  treated  for all purposes as separate and independent entities;  that the transaction documents and terms will be  "arm's-length"  agreements  and  enforceable  in accordance with  their  terms;  and that all facts set  forth in the  Prospectus  and the
Prospectus Supplement are true and correct in all material respects.

            This opinion letter and the opinions  under the headings  "Certain
State Tax  Considerations" and "Summary - Tax Status" in the Prospectus and/or
under  the  heading  "Summary  of  Terms  of the  Notes  and  the  Transaction
Structure  - Tax  Status"  in the  Prospectus  Supplement  are  subject to the limitations and  qualifications  herein and therein set forth and are based on assumptions contained herein and the assumptions,  facts and circumstances set forth in the  Prospectus,  the Prospectus  Supplement and such other documents which have been  reviewed by us. The  opinions in this letter  could change as a result of changes in: facts and circumstances;  the terms or the form of the documents  reviewed by us; or  existing  statutory  authority,  administrative pronouncements  or  judicial  authority  subsequent  to the  date  hereof.  We undertake no obligation  to update or  supplement  this opinion to reflect any such changes that may occur after the date hereof.

            Our  opinions as set forth  herein and in the  Prospectus  and the
Prospectus  Supplement are limited in all respects to the laws of the State of
Tennessee to the extent that such laws are  applicable  and we give no opinion with  respect  to the laws of any  other  jurisdiction.  We have  rendered  no opinion  that the laws of the State of  Tennessee  apply to a Trust other than as  specifically  set forth in this opinion  letter,  the  Prospectus  and the
Prospectus Supplement.

May 8, 2006

            We  hereby  consent  to the  filing of this  opinion  letter as an exhibit  to the  Registration  Statement  and to the use of our name under the captions  "Legal  Opinions"  and  "Summary  of  Terms  of the  Notes  and  the
Transaction  Structure - Tax Status" in the  Prospectus  Supplement  and under the captions "Summary - Tax Status" and "Certain State Tax  Considerations" in
the  Prospectus.  In  giving  such  consent,  we do not  consider  that we are
"experts,"  within the meaning of the term as used in the Act or the rules and regulations of the Commission issued  thereunder,  with respect to any part of the Registration Statement,  including any opinion expressed under the caption
"Summary of Terms of the Notes and the Transaction  Structure - Tax Status" in
the  Prospectus  Supplement and under the captions  "Summary -Tax  Status" and
"Certain  State Tax  Considerations"  in the Prospectus or this opinion letter as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/  Waller Lansden Dortch & Davis, LLP

                                    Waller Lansden Dortch & Davis, LLP